Exhibit 10.17

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made as of August 4, 2016, by and among FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), FOUR SPRINGS CAPITAL TRUST, a Maryland real estate investment trust (“REIT”), EACH OF THE PARTIES EXECUTING BELOW AS “SUBSIDIARY GUARANTORS” (the “Subsidiary Guarantors”, and together with REIT, the “Guarantors”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”), and each of the undersigned “Lenders” (KeyBank and the other Lenders are hereinafter referred to collectively as the “Lenders”).

W I T N E S S E T H:

WHEREAS, Borrower, Agent, KeyBank and the other Lenders are party to that certain Credit Agreement, dated as of January 29, 2016 (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated, the “Credit Agreement”);

WHEREAS, the Guarantors executed and delivered to Agent and the Lenders that certain Unconditional Guaranty of Payment and Performance, dated as of January 29, 2016 (as the same may be further varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Guaranty”); and

WHEREAS, Borrower and Guarantor have requested that Agent and the Lenders make certain modifications to the Credit Agreement, and Agent and the Lenders have consented to such modifications subject to the execution and delivery of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 ($10.00), the mutual covenants, promises, and agreements set forth hereinbelow, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.             Definitions.  Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement.

2.             Modifications of the Credit Agreement.  The Borrower, Agent and the Lenders do hereby modify and amend the Credit Agreement as follows:

(a)           By adding the following new definitions to §1.1 of the Credit Agreement:

“Biolife Property or Biolife Properties.  Individually or collectively, the Real Estate which (i) is, or prior to inclusion as a Borrowing Base Property shall be, owned by FSC BPS Longmont CO, LLC and located at 478 S. Martin Street, Longmont, Colorado 80501, (ii) is, or prior to inclusion as a Borrowing Base Property shall be, owned by FSC BPS Riverton UT, LLC and located at 13503 S.  Hamilton View Road, Riverton, Utah 84065, (iii) is, or prior to inclusion as a Borrowing Base Property shall be, owned by FSC BPS Greenwood IN, LLC and located at 1138 N.  Emerson Avenue, Greenwood, Indiana 46143, and (iv) is, or prior to inclusion as a Borrowing Base Property shall be, owned by FSC BPS American Fork UT, LLC and located at 623 N.  900 West Street, American Fork, Utah 84003, and each of which is leased to BioLife Plasma Services, L.P.”;

“Biolife Termination Option.  As defined in §7.19(a)(iv).”;

“Horizon Property.  The Real Estate which is, or prior to inclusion as a Borrowing Base Property shall be, owned by FSC HBCBS Mt. Laurel NJ, LLC and located at 250 Century Parkway, Mount Laurel, New Jersey 08054, and leased to Horizon Healthcare Services, Inc.”; and

“Horizon Termination Option.  As defined in §7.19(a)(iv).”;

(b)           By modifying the definition of Debt Service Coverage Amount appearing in §1.1 of the Credit Agreement by deleting the words and figures “twenty-five (25)” each time they appear in said definition and inserting in lieu thereof the words and figures “thirty (30)” in each such instance;

(c)           By inserting the following at the end of §7.19(a)(iv):

“provided, however, that Agent, the Lenders and Borrower acknowledge and agree that (A) the Lease for each of the Biolife Properties contains an early termination option in favor of the Tenant thereunder which is exercisable by such Tenant with respect to any Biolife Property at any time during the term of such Lease upon providing thirty (30) days’ written notice to the landlord under such Lease and the payment of a certain termination fee as set forth in such Lease (each, a “Biolife Termination Option”), (B) the Lease for the Horizon Property contains an early termination option in favor of the Tenant thereunder to terminate the Lease effective as of December 31, 2026, which is exercisable by such Tenant upon providing written notice to the landlord under such Lease on or before January 1, 2026 and the payment of a certain termination fee as set forth in such Lease (the “Horizon Termination Option”), (C) notwithstanding the existence of the Biolife Termination Options, each Lender hereby consents to inclusion of each Biolife Property as a Borrowing Base Property, provided that (i) such Biolife Property at all times satisfies each of the other conditions for such Real Estate to be included as a Borrowing Base Property (including, without limitation, the conditions set forth in this §7.19(a)), (ii) within three (3) Business Days of Borrower’s or any Guarantor’s receipt of written notice that the Tenant is exercising, or intends to exercise, a Biolife Termination Option with respect to any Biolife Property, Borrower shall deliver to Agent (x) a copy of each such written notice, (y) a calculation of the Borrowing Base Availability attributable to such Biolife Property, and (z) a statement as to whether any Default or Event of Default would arise as a result of such Biolife Property being removed from the calculation of the Borrowing Base Availability, and (iii) effective as of the date on which the Lease for such Biolife Property terminates pursuant to the Tenant’s exercise of a Biolife Termination Option, such Biolife Property shall immediately cease to qualify to be included in the calculation of the Borrowing Base Availability and the provisions of §7.19(c) shall apply thereto unless and until a new Lease is entered into with respect to such Biolife Property in accordance with §7.13 and such Biolife Property otherwise satisfies all of the conditions for such Real Estate to be included in the calculation of Borrowing Base Availability under this Agreement (including, without limitation, the conditions set forth in this §7.19(a)), and (D) notwithstanding the existence of the Horizon Termination Option, each Lender hereby consents to inclusion of the Horizon Property as a Borrowing Base Property, provided that the Horizon Property at all times satisfies each of the other conditions under this Agreement for such Real Estate to be included as a Borrowing Base Property (including, without limitation, the conditions set forth in this §7.19(a));”;

(d)           By deleting the period appearing at the end of §8.1(g) and inserting in lieu thereof the following “; and”, and by inserting the following new §8.1(h) into the Credit Agreement:

“(h) subject to compliance with the financial covenants set forth in §9 of this Agreement and the terms, conditions and provisions of this §8.1 (including, without limitation, clause (i) of the last paragraph of this §8.1) and the prior written approval of Agent, not to be unreasonably withheld, Borrower shall be permitted to incur or be or remain liable under, contingently or otherwise, (i) Unsecured Indebtedness, (ii) Recourse Indebtedness secured by Equity Interests or rights to Distributions (so-called “mezzanine financing”) or other property or assets of Borrower or its Subsidiaries, and/or (iii) structurally subordinated Indebtedness, provided that (A) the aggregate amount of such Indebtedness contemplated by this §8.1(h) incurred by the Borrower shall in no event exceed the lesser of (x) ten percent (10%) of Borrower’s Consolidated Total Adjusted Asset Value and (y) $25,000,000.00, and (B) the lender and holder of any Recourse Indebtedness incurred by Borrower pursuant to this §8.1(h) shall be a Lender at all times that such Indebtedness  is outstanding.”;

(e)           By deleting the last paragraph of §8.1 in its entirety and inserting in lieu thereof the following new paragraph:

“Notwithstanding anything in this Agreement to the contrary, (i) none of the Indebtedness described in §8.1(g) or §8.1(h) above shall have any of the Borrowing Base Properties or any interest therein or any direct or indirect ownership interest in the Borrower or any Subsidiary Guarantor, or any rights to Distributions on account of such direct or indirect ownership interest, as collateral, a borrowing base, asset pool or any similar form of credit support for such Indebtedness, (ii) none of the Subsidiary Guarantors which own a Borrowing Base Property shall create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness (including, without limitation, pursuant to any conditional or limited guaranty or indemnity agreement creating liability with respect to usual and customary exclusions from the nonrecourse limitations governing the Non-Recourse Indebtedness of any Person, or otherwise) other than Indebtedness described in §§8.1(a), 8.1(b), 8.1(c), 8.1(d), 8.1(e) and 8.1(f), and (iii) except as expressly provided in §8.1(h), none of the Borrower, the Guarantors or any of their Subsidiaries shall create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Unsecured Indebtedness, any Recourse Indebtedness (other than the Obligations), any Indebtedness (other than the Obligations) secured by Equity Interests or rights to Distributions (so-called “mezzanine financing”), structurally subordinated Indebtedness or second priority Liens, or any revolving credit facilities (other than this Agreement).”;

(f)            By deleting in its entirety Schedule 6.21 attached to the Credit Agreement and inserting in lieu thereof the Schedule 6.21 attached to this Amendment and made a part hereof.  The Required Lenders hereby agree that the Horizon Property is approved notwithstanding the existence of the tenant improvement allowance under the Lease as set forth on Schedule 6.21 with respect to the Horizon Property; and

(g)           By deleting in its entirety Schedule 6.22 attached to the Credit Agreement and inserting in lieu thereof the Schedule 6.22 attached to this Amendment and made a part hereof.  The Required Lenders hereby agree that the Biolife Property located at 478 S.  Martin Street, Longmont, Colorado 80501 is approved as a Borrowing Base Property notwithstanding the existence of the purchase option set forth on Schedule 6.22 with respect to such Biolife Property.

3.             References to Credit Agreement.  All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement, as modified and amended herein.

4.             Consent of Borrower and Guarantors.  By execution of this Amendment, Borrower and the Guarantors hereby expressly consent to the modifications and amendments relating to the Credit Agreement as set forth herein, and Borrower and Guarantors hereby acknowledge, represent and agree that the Loan Documents, as expressly modified hereby, remain in full force and effect and constitute the valid and legally binding obligations of the Borrower and the Guarantors, respectively, enforceable against such Persons in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity, and that the Guaranty extends to and applies to the foregoing documents as modified and amended.

5.             Representations.  Borrower and Guarantors represent and warrant to Agent and the Lenders as follows:

(a)           Authorization.  The execution, delivery and performance of this Amendment and the other documents executed in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of such Persons or any of its properties or to which any of such Persons is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, other than the liens and encumbrances created by the Loan Documents.

(b)           Enforceability.  This Amendment is the valid and legally binding obligation of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c)           Approvals.  The execution, delivery and performance of this Amendment and the other documents executed in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of or approval of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

(d)           Reaffirmation.  Borrower and Guarantors hereby repeat and reaffirm all representations and warranties made by Borrower and Guarantors to the Agent in the Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.  Borrower and Guarantors further reaffirm, represent and agree that, as of the date hereof, each and every representation and warranty made by the Borrower, the Guarantors and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith is true and correct in all material respects as of the date hereof, except to the extent of changes in factual circumstances which are expressly and specifically permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made by Borrower as of a specified date shall be required to be true and correct only as of such specified date).

6.             No Default.  By execution hereof, Borrower and Guarantors certify that Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.

7.             Waiver of Claims.  Borrower and Guarantors acknowledge, represent and agree that Borrower and Guarantors as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and each of Borrower and Guarantors does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

8.             Ratification.  Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement remain unaltered and in full force and effect, and the Credit Agreement, as amended by this Amendment, constitutes the valid and legally binding obligation of the Borrower and Guarantors enforceable against Borrower and Guarantors in accordance with its respective terms.  The execution and delivery of this Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of any Borrower’s or any Guarantor’s obligations under the Loan Documents, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement as modified and amended herein.  Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the Obligations.

9.             Amendment as Loan Document.  This Amendment shall constitute a Loan Document.

10.          Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

11.          Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND

CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12.          Final Agreement.  THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

13.          Effective Date.  The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent (the date all such conditions have been satisfied or waived in writing by the Lenders hereinafter referred to as the “Amendment Closing Date”):

(a)           Execution of this Amendment.  The Agent shall have received executed originals of counterpart signature pages to this Amendment from Borrower, Guarantors, Agent, and the Required Lenders.

(b)           Representations and Warranties.  The representations and warranties contained in §6 of the Credit Agreement shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Amendment Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall only be required to have been true and correct in all material respects as of such earlier date and except to the extent of changes resulting from transactions or events permitted by the Loan Documents).

14.          Fees.  The Borrower shall have paid all fees and expenses of Agent in connection with this Amendment and the matters addressed herein (including, without limitation, the fees and expenses of Agent’s Special Counsel) in accordance with §15 of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment, under seal, as of the day and year first above written.

BORROWER:

FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Four Springs Capital Trust, a Maryland real estate investment trust, its general partner

	By:	/s/ John E. Warch
		Name:	John E. Warch
		Title:	Chief Financial Officer
Four Springs Capital Trust

(SEAL)
REIT:

FOUR SPRINGS CAPITAL TRUST, Maryland real estate investment trust, its general partner

	By:	/s/ John E. Warch
		Name:	John E. Warch
		Title:	Chief Financial Officer
Four Springs Capital Trust

(SEAL)

[Signatures Continued on Next Page]

SUBSIDIARY GUARANTORS:

FSC FD MEMPHIS TN, LLC,

FSC AAP BLOOMINGTON IL, LLC,

FSC AARONS AL, LLC,

FSC AARONS NM, LLC,

FSC AARONS SNYDER TX, LLC,

FSC AZ AURORA IL, LLC,

FSC BR LISLE IL, LLC,

FSC CC MENTOR OH, LLC,

FSC DG CHARLOTTE NC, LLC,

FSC DG ELIZABETH CITY NC, LLC,

FSC DG FORT BRADEN FL, LLC,

FSC DG PENSACOLA FL, LLC,

FSC DG SAVANNAH GA, LLC,

FSC DG WINTER HAVEN FL, LLC,

FSC FD KEENE TX, LLC,

FSC FD WICHITA OLIVER KS, LLC,

FSC FMC-FD MEMPHIS TN, LLC,

FSC FX JACKSON MI, LLC,

FSC OCH BURLINGTON NC, LLC,

FSC ORLY AL, LLC,

FSC TSC BROOKSVILLE FL, LLC,

FSC DG EDEN NC, LLC,

FSC DG GA, LLC,

FSC FD TYLER TX, LLC,

FSC AARONS ASC, LLC,

FSC FD GA, LLC,

FSC FD WICHITA LINCOLN KS, LLC,

FSC FX ALAMOSA CO, LLC,

FSC AAP GARNER NC, LLC,

FSC HBCBS MT. LAUREL NJ, LLC, each a Delaware limited liability company

By:	Four Springs Capital Trust Operating Partnership, L.P., a Delaware limited partnership, its Sole Member and Manager

	By:	Four Springs Capital Trust, a Maryland real estate investment trust, its General Partner

		By:	/s/ John E. Warch
			Name:	John E. Warch
			Title:	Chief Financial Officer Four Springs Capital Trust

(SEAL)

[Signatures Continued on Next Page]

FIRST AMENDMENT TO CREDIT AGREEMENT

AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION, a national banking association, individually and as Agent

By:	/s/ Daniel L. Silbert
	Name:	Daniel L. Silbert
	Title:	Sr. Vice President

(SEAL)

PEAPACK-GLADSTONE BANK

By:	/s/ Frank H. D’Alto
	Name:	Frank H. D’Alto
	Title:	Senior Managing Director

(SEAL)

TWO RIVER COMMUNITY BANK

By:	/s/ Alan B. Turner
	Name:	Alan B. Turner
	Title:	Executive Vice President

(SEAL)

FIRST AMENDMENT TO CREDIT AGREEMENT

SCHEDULE 6.21

LEASES

1.             Horizon (250 Century Parkway, Mount Laurel, New Jersey 08054) — The Landlord has agreed to contribute up to $1,967,850.00 towards the cost of certain alterations and improvements to be performed by the Tenant in the demised premises under the Lease for such Real Estate (the “Improvement Allowance”).  The Improvement Allowance may only be used for hard costs in connection with such alterations and improvements, and not for the purchase of equipment, furniture or other items of personal property (other than a supplemental electricity generator which has been approved under the Lease).  Any amount of the Improvement Allowance which is unused by Tenant after June 30, 2017 shall belong to the Landlord, and the Tenant shall not be entitled to any further credit or abatement in connection therewith.

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SCHEDULE 6.22

PROPERTY

1.             Biolife (478 S. Martin Street, Longmont, Colorado 80501, Longmont, Colorado) — That certain repurchase option held by Ramco Harvest Junction, LLC, a Delaware limited liability company, its nominee or assignee, as more specifically set forth in that certain Special Warranty Deed, dated as of December 5, 2014, by Ramco Harvest Junction, LLC, a Delaware limited liability company (“Grantor”), and GRD Longmont, LLC, an Iowa limited liability company (“Grantee”), recorded in the real property records of Butler County, Colorado on December 9, 2014 at Reception No. 03417041, a copy of which Special Warranty Deed is attached hereto.

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